                                                                   EXHIBIT 99.5

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER TAXPAYER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. All references to the "IRS" are to the Internal Revenue Service.


---------------------------------------------------------------  ---------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:               GIVE THE SOCIAL           FOR THIS TYPE OF ACCOUNT:               GIVE THE SOCIAL
                                       SECURITY                                                         SECURITY
                                       NUMBER OF:                                                       NUMBER OF:
---------------------------------------------------------------  ---------------------------------------------------------------
 1. An individual's account            The individual             6. A valid trust, estate, or pension  The legal entity (Do
                                                                     trust                              not furnish the
                                                                                                        identifying number of
                                                                                                        the personal
                                                                                                        representative or
                                                                                                        trustee unless the legal
                                                                                                        entity itself is not
                                                                                                        designated in the
                                                                                                        account title.)(4)

 2. Two or more individuals (joint     The actual owner of        7. Corporate account                  The corporation
    account)                           the account or, if
                                       combined funds, the
                                       first individual on the
                                       account(1)

 3. Custodian account of a minor       The minor(2)               8. Partnership account held in the    The partnership
    (UniformGift to Minors Act)                                      name ofthe business

 4. a. The usual revocable savings     The grantor trustee(1)     9. Association, club, religious,      The organization
       trust account (grantor is also                                charitable,educational, or other
       trustee)                                                      tax-exemptorganization

 4. b. So-called trust account that is The actual owner(1)       10. A broker or registered nominee     The broker or nominee
       not a legal or valid trust
       under State law

 5. Sole proprietorship account        The owner(3)              11. Account with the Department        The public entity
                                                                     ofAgriculture in the name of the
                                                                     publicentity (such as a State or
                                                                     localgovernment, school district,
                                                                     or prison)that receives
                                                                     agricultural programpayments
---------------------------------------------------------------  ---------------------------------------------------------------


(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) The name of the individual owner must be shown. The name of the business or the "doing business as" name may also be entered. Either the social security number or the employer identification number may be used.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2

OBTAINING A NUMBER
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, Form W-7, Application for I.R.S. Individual Taxpayer Identification Number, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

  .  A corporation.
  .  A financial institution.
  . An organization exempt from tax under Section 501(a), or an individual retirement account, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).
  .  The United States or any agency or instrumentality thereof.
  . A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  .  An international organization, or any agency or instrumentality thereof.
  . A registered dealer in securities or commodities registered in the United States, the District of Columbia, or a possession of the United States.
  .  A real estate investment trust.
  .  A common trust fund operated by a bank under Section 584(a).
  . An entity registered at all times during the tax year under the Investment Company Act of 1940.
  .  A foreign central bank of issue.

Further, a middleman known in the investment community as a nominee or custodian, an exempt charitable remainder trust, or a non-exempt trust described in Section 4947(a)(1) is similarly exempted from backup withholding on dividend and interest payments.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  . Payments to nonresident aliens subject to withholding under Section 1441. . Payments to partnerships not engaged in a trade or business in the United
     States and which have at least one nonresident alien partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  .  Payments made by certain foreign organizations.
  .  Payments made by an Employee Stock Ownership Plan pursuant to Section
     404(k).

Payments of interest not generally subject to backup withholding include the following:

  . Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
  .  Payments described in Section 6049(b)(5) to nonresident aliens.
  .  Payments on tax-free covenant bonds under Section 1451.
  .  Payments made by certain foreign organizations.
  .  Mortgage or student loan interest paid to you.

Exempt payees described above should file the substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER AS
FOLLOWS: FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ACROSS THE FACE OF THE FORM, SIGN, DATE, AND RETURN THE FORM TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, GIVE THE PAYER THE APPROPRIATE COMPLETED FORM W-8BEN OR OTHER FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and the regulations thereunder.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. The backup withholding rate is scheduled to be reduced over time to 29% in 2005. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.